Exhibit 2.2


                      AMENDMENT TO ASSET PURCHASE AGREEMENT

         AMENDMENT, (this "Amendment") dated as of June 28, 1999, by and between QUESTRON TECHNOLOGY, INC., a Delaware corporation ("Questron"), QUESTRON DISTRIBUTION LOGISTICS, INC., a Delaware corporation and wholly-owned subsidiary of Questron ("QDL"), METRO FORM CORPORATION, a Ohio corporation doing business as Olympic Fasteners & Electronic Hardware (the "Company"), and each of the persons listed on Schedule 1.1 hereto (each, a "Principal" and collectively, the "Principals")

                              PRELIMINARY STATEMENT

         A. Questron, QDL, the Company and the Principals entered into an Asset Purchase Agreement, dated as of March 11, 1999 (the "Purchase Agreement"). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

         B. The parties hereto desire to amend the Purchase Agreement in certain respects as set forth in this Amendment.

            NOW THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Purchase Agreement as follows:

            1. The following definitions are added to Section 1.1 of the Purchase Agreement:

               ""Closing Notes" is defined in Section 2.4(c)."

               ""QFC" is defined in Section 2.4(c)."

               ""Post-Closing Payment Note" is defined in Section 2.4(d)."

            2. Section 2.4(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

               "(a) Initial Cash Consideration. At the Closing, the Company shall be paid an amount equal to (w) Six Million Five Hundred Thousand Dollars ($6,500,000), (x) less the Stated Net Debt (as defined below), (y) plus or minus, the increase or decrease, as the case may be, in Net Operating Assets (as defined below) of the Company from that derived from the December 31, 1998 Audited Balance Sheet (as defined in Section 6.13) to that derived from the March 31, 1999 Balance Sheet (as defined in Section 6.13), (z) plus (i) interest on the sum of (A) the amount calculated in accordance with the foregoing, and
(B) One Million Five Hundred Thousand Dollars ($1,500,000), which interest shall be in an amount equal to 6% per annum calculated from the Effective Date through the earlier of April 23, 1999 or the Closing Date, and (ii) interest on the foregoing (including all accrued interest) in an amount equal to 8% per annum

834127.3
calculated from April 23, 1999 through the Closing Date (such interest payable under clauses (i) and (ii) collectively, the "Accrued Interest") (said amount being herein referred to as the "Initial Cash Consideration"). The Initial Cash Consideration shall be paid to the Company (or to third parties on behalf of the Company) by wire transfers of immediately available funds (or certified checks) from or on behalf of QDL to such account(s) as the Company may designate to QDL in writing, no later than five (5) business days prior to the Closing Date. As used herein, (a) "Net Operating Assets" means, at the applicable measurement date, the net book value of the Acquired Assets (exclusive of cash and cash equivalents), net of the net book value of the Assumed Liabilities (exclusive of the Stated Debt), and (b) "Stated Net Debt" means the aggregate amount of the Stated Debt net of cash and cash equivalents as of March 31, 1999."

            3. The following shall be added after Section 2.4(b) of the Purchase
Agreement:

               (c) At the Closing, QDL shall deliver to each Principal or their designees a promissory note, made by Questron Finance Corp., a wholly-owned subsidiary of Questron ("QFC"), in favor of such Principal in the principal amount set forth opposite such Principal's name on Schedule 2.4(c), substantially in the form attached hereto as Exhibit 2.4(c), as may be modified to reflect such changes to the definition of "Available Amount" contained therein as may be requested by any lender providing financing to Questron as contemplated by Section 7.10 (the "Closing Notes"). The aggregate principal amount of the Closing Notes shall be One Million Five Hundred Thousand Dollars ($1,500,000).

            4. Section 2.4(c) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

               "(d) Post-Closing Payments. Subject to the terms and conditions set forth in subsection (e) below, following the Closing, QDL shall pay to the Company (or its designees) an amount (the "Deferred Purchase Price") equal to the lesser of (A) an amount equal to (x) the amount, if any, by which the EBIT for the Business for the twelve (12) month period beginning on the Effective Date (the "EBIT Period") exceeds One Million Four Hundred Fifty Thousand Dollars ($1,450,000), multiplied by (y) 6, and (B) One Million Dollars ($1,000,000). The Deferred Purchase Price shall be paid within five (5) calendar days following the date of final determination pursuant to Section 2.4(e) and shall be payable as follows: (i) delivery to the Company by wire transfer (or certified checks) of an aggregate amount equal to fifty percent (50%) of the Deferred Purchase Price (the "Deferred Cash Consideration"), and (ii) delivery of a promissory note, made by Questron Finance Corp, in favor of the Company or its designee, substantially in the form attached hereto as Exhibit 2.4(d) (the "Post-Closing Payment Note") in the aggregate principal amount equal to fifty percent (50%) of the Deferred Purchase Price.

            5. The first sentence of Section 2.4(d) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:


834127.3
                                       -2-

               "(e) Determination of Post-Closing Payment Amounts. The amount of post-closing payments referred to in subsection (d) above shall be finally determined, and subject to payment, as follows:"

            6. Section 2.4(d)(iii) of the Purchase Agreement is hereby deleted.

            7. The following clause is hereby added to section 2.5(b) of the Purchase Agreement:

               "(v) The Closing Notes."

            8. Section 5.1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

               "5.1 Organization. Each of QDL, QFC and Questron is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. Each of QDL, QFC and Questron has all requisite corporate power and authority to carry on its respective business as now being conducted and to own its respective properties and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which it is required to be so licensed or so qualified, except where the failure to be so licensed or so qualified would not have a Material Adverse Effect on such entity."

            9. Section 5.2 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

               "5.2 Corporate Authority; Due Execution. (a) Each of QDL and Questron has full corporate power and authority to enter into this Agreement and each Other Document to which it is party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of QDL and Questron of this Agreement and each Other Document to which it is party have been duly authorized by all requisite corporate action. This Agreement has been, and each of the other agreements contemplated by this Agreement to which it is party will be as of the Closing Date, duly executed and delivered by each of QDL and Questron, and (assuming due execution and delivery by Principals and the Company) this Agreement constitutes, and each of such other agreements when executed and delivered will constitute, a valid and binding obligation of each of QDL and Questron, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally or by general equitable principles."

               (b) QFC has full corporate power and authority to execute the Closing Notes. The execution, delivery and performance by QFC of the Closing Notes have been duly authorized by all requisite corporate action and the Closing Notes will be as of the Closing Date, duly executed and delivered by QFC and will constitute valid and binding obligations of QFC,

834127.3
                                       -3-
enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or similar laws affecting creditor's rights generally or by general equitable principles.

            10. Section 5.3 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

               "5.3 No Violation. Neither QDL, QFC nor Questron is subject to or bound by any provision of:

               (a) any law, statute, rule, regulation or judicial or administrative decision,

               (b) any certificate of incorporation or by-laws,

               (c) any contract, mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship or other restriction, or

               (d) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator,

            that would prevent or be violated by, or under which there would be a default as a result of, the execution, delivery and performance
            (i) by QDL or Questron of this Agreement, and each Other Document and the consummation of the transactions contemplated hereby and thereby, or (ii) by QFC of the Closing Notes. No consent, approval or authorization of or declaration or filing with any Person is required for the valid execution, delivery and performance (i) by QDL and Questron of this Agreement and the consummation of the transactions contemplated hereby, or (ii) by QFC of the Closing Notes."

            11. Section 8.2 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

               "8.2 Closing Certificates. The Company and the Principals shall have received (A) duly executed certificates from authorized officers of QDL, QFC and Questron with respect to (i) such entity's certificate of incorporation and bylaws, (ii) resolutions of the board of directors of QDL and Questron with respect to the authorizations of this Agreement and the other agreements contemplated hereby and resolutions of the board of directors of QFC with respect to authorization of the Closing Notes, and (iii) the incumbency of the executing officers of such entity, and (B)(i) a copy of the certificate of incorporation of QDL as certified by the Secretary of State of the State of Delaware and a certificate of existence and good standing as of a recent date

834127.3
                                       -4-
from the Secretary of State of the State of Delaware, (ii) a copy of the certificate of incorporation of Questron as certified by the Secretary of State of the State of Delaware and a certificate of existence and good standing as of a recent date from the Secretary of State of the State of Delaware and Ohio, and
(iii) a copy of the Certificate of Incorporation of QFC as certified by the Secretary of State of the State of Delaware and a certificate of existence and good standing as of a recent date from the Secretary of State of the State of Delaware."

            12. Exhibit F to the Purchase Agreement is hereby amended and restated in the entirety as set forth in Exhibit F attached hereto.

            13. Except as modified and amended by this Amendment, all of the terms, covenants and conditions of the Purchase Agreement shall remain in full force and effect.

            14. All terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            15. This Amendment may not be changed orally, but only by an agreement in writing and signed by the party against which enforcement of any waiver, change, modification or discharge is sought.

            16. This Amendment may be executed and delivered in any number of counterparts each of which so executed and delivered shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            17. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.


                            [Signature page follows]




834127.3
                                       -5-

            IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first-above written.

                                        QUESTRON TECHNOLOGY, INC.


                                        By: /s/Dominic A. Polimeni
                                            --------------------------------
                                            Name:  Dominic A. Polimeni
                                            Title:  Chairman, President and
                                                     Chief Executive Officer


                                        QUESTRON DISTRIBUTION LOGISTICS, INC.


                                        By: /s/Dominic A. Polimeni
                                            --------------------------------
                                            Name:  Dominic A. Polimeni
                                            Title:  Chairman and Chief
                                                     Executive Officer


                                        METRO FORM CORPORATION d.b.a Olympic
                                        Fasteners & Electronic Hardware



                                        By: /s/Rudolph M. Petric
                                            --------------------------------
                                            Name:  Rudolph M. Petric
                                            Title: President


                                        PRINCIPALS:

                                        /s/James Mraz
                                        ---------------------------------
                                        James Mraz

                                        /s/Rudolph M. Petric
                                        ---------------------------------
                                        Rudolph Petric




834127.3
                                       -6-

                                 Exhibit 2.5(c)

                                                                 REVISED DRAFT

                              FORM OF SENIOR A NOTE

                                  SENIOR A NOTE

     NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS, AND NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED, UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.

                             QUESTRON FINANCE CORP.


$_________                                                   New York, New York
                                                              ________ __, 1999


         FOR VALUE RECEIVED, the undersigned, QUESTRON FINANCE CORP., a Delaware corporation ("Maker"), hereby promises to pay to the order of _________ ("Payee"), an individual residing at ____________________, at such address or at such other location as Payee shall have specified (by not less than 3 Business Days' prior written notice to Maker delivered in accordance with Section 11 hereof), the principal amount of $__________, in accordance with the terms set forth below, in lawful money of the United States of America, together with interest on the unpaid principal balance from time to time outstanding, at such address and in such currency, in the manner provided below.

         1. Interest. Subject to Section 4 below, Maker promises to pay interest (calculated on the basis of a 365-day year) on the unpaid principal balance from time to time outstanding (including, without limitation, with respect to any and all principal payment deferrals which may occur, from time to time, while this
Note is outstanding), together with any Interest Deficiency Amount (as defined in Section 4 below) from time to time outstanding hereunder, to the extent permitted by law, at the rate of 8.5% per annum, payable on a semi-annual basis (each, an "Interest Payment Period") in arrears on each April 10 and October 10, commencing April 10, 2000 (each, an "Interest Payment Date").

         2. Principal  Amount.  Subject to Section 4 below, the principal amount of this Note shall be due and payable in the following three annual installments: (i) on June 30, 2000 (the "First Payment Date"), Maker shall pay Payee $_________ [25% of principal]; (ii) on June 30, 2001 (the "Second Payment Date"), Maker shall pay Payee $_________ [25% of principal]; and (iii) on June 30, 2002 (the "Third Payment Date" and together with the First Payment Date and the Second Payment Date, each a "Payment Date" and collectively, the "Payment Dates"), Maker shall pay Payee the remaining principal balance then outstanding of this Note.

828410.11
                                        1

         3. Payments. Any and all payments of principal and interest in connection with this Note shall be made by certified check to Payee's address listed in Section 11 (Notice) below or at such other place as Payee or such other registered holder shall designate to Maker in writing or by wire transfer of immediately available funds to an account designated by Payee in writing. If the payment of principal and interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the United States of America.

         4. Limitations on Certain Payments; Conversion. (a) To the extent that accrued and unpaid interest payable on any Interest Payment Date exceeds the Available Amount (as defined below) as of such date (such difference being referred to herein as the "Interest Deficiency Amount"), Maker shall defer payment of that Interest Deficiency Amount to the earlier of (i) the Third Payment Date or (ii) the next succeeding Interest Payment Date, at which there exists Available Amount sufficient in amount to make such interest payment, or any portion thereof.

         (b) To the extent that the face amount of any scheduled principal payment, at the applicable Payment Date, exceeds the difference between (i) the Available Amount (as defined below) less (ii) the interest paid, or to be paid, to Payee at any corresponding Interest Payment Date (together with the aggregate amount of any Interest Deficiency Amounts in respect of any prior Interest Payment Periods, "Accrued Interest"), then Maker shall pay Payee, in the manner provided herein, on the applicable Payment Date:

   (A) that portion of the required principal payment which is equal to the difference between the Available Amount less the Accrued Interest (the "Mandatory Principal Payment");

   (B) that portion of the outstanding principal amount of this Note equal to the difference between the then scheduled principal payment and the Mandatory Principal Payment (such difference being referred to herein as a "Conversion Amount") shall be deemed converted on such Payment Date (each a "Conversion"), in the manner provided in Section 5 below, into such number of fully paid and non-assessable shares of common stock, par value $0.001 per share (the "Common Stock"), of Questron Technology, Inc., a Delaware corporation and the parent corporation of Maker ("Questron Technology"), as shall be obtained by dividing the Conversion Amount by the Conversion Price (as defined below) (the "Conversion Shares"). The "Conversion Price" shall mean the average closing market price per share of Common Stock for the twenty (20)
         trading days ending on the seventh (7th) trading day preceding the applicable Payment Date, as reported by the Wall Street Journal; provided, however, with respect to all Payment Dates other than the Third Payment Date, in no event shall the Conversion Price be less than $4.00 per share. If, in any such case, the average closing market price per share of Common Stock for the twenty (20) trading days ending on the seventh (7th) trading day preceding the applicable Payment Date is less than $4.00 per share (the "Average Price"), an amount of principal equal to Conversion Shortfall (as defined below) shall be deferred for payment on the Third Payment Date; and


828410.11

         (c) on the Third Payment Date, to the extent there remains outstanding hereunder any Interest Deficiency Amounts and/or any Conversion Shortfall amounts (collectively, the "Final Payment Amount"), Maker shall, in its sole discretion, either (i) pay to Payee, in the manner prescribed in Section 3 above, all or a portion of the Final Payment Amount, or (ii) convert such portion of the Final Payment Amount that remains unpaid pursuant to the preceding clause (i) into shares of Questron Technology Common Stock, based on the average closing market price per share of Common Stock for the twenty (20) trading days ending on the seventh (7th) trading day preceding the applicable date of such conversion.

As used herein, "Conversion Shortfall" means an amount equal to the applicable Conversion Amount, minus the product of (x) the number of Conversion Shares to be issued as provided above, multiplied by (y) the Average Price. The occurrence of a Conversion shall not constitute a default or Event of Default hereunder.

         (d) For purposes of this Note, "Available Amount" shall mean, subject to the next succeeding sentence, the dollar amount which is equal to fifty percent (50%) of the reported consolidated net income of Questron Technology and its subsidiaries (after adjustment to exclude the operating results of Maker) for the twelve month period ended on the date of the most recent financial statements of Questron Technology, as reflected in the most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, of Questron Technology preceding the applicable payment date, provided, however, that the Available Amount shall be deemed to be zero in the event that Questron Operating Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Maker ("QOC") is prohibited, pursuant to the terms and conditions of its instruments for borrowed money, from distributing or dividending funds to Maker on the applicable payment date. By acceptance of this Note, Payee acknowledges that this Note is one of a series of Senior A Notes of Maker and that Maker is concurrently issuing to certain holders a series of Senior B Notes, and agrees that scheduled, required payments of any Available Amounts to holders of Senior A Notes and/or Senior B Notes, as the case may be, and any payments required pursuant to Section 6 below, shall be made pro rata to all such holders to the extent any such payments are concurrently scheduled or required to be made, based on the original principal amounts of each respective Senior A Note and/or Senior B Note, as the case may be, and that as used herein, the term Available Amount refers only to the pro rata portion thereof relating to this Note.

         5. Conversion Procedures; Registration. (a) On any Payment Date on which a Conversion shall occur, Maker shall cause a notice of conversion (each a "Conversion Notice") to be delivered to Payee at Payee's address appearing in
Section 11 (Notice) below or to such other registered holder at such other place as such other registered holder shall designate to Maker in writing specifying the Conversion Amount, Conversion Price and number of Conversion Shares, no later than five (5) days prior to the Payment Date upon which any such conversion shall occur. Promptly upon receipt of a Conversion Notice, Payee or such other registered holder shall (x)(i) if applicable to the First or Second Payment Date, surrender this Note for cancellation and a new Note shall be issued by maker and delivered to the holder in the face amount of the principal outstanding under this Note after giving effect to the applicable Conversion and, (ii) if on the Third Payment Date, surrender this Note for cancellation, and, (y) deliver to maker a written statement specifying the name or names (with address) in which the Conversion Shares which shall be issuable on such Conversion shall be issued (provided, however, that Conversion Shares will be issued in the name of Payee unless otherwise specified as provided herein). The failure by payee to so surrender the Note, or the failure by Payee or such other registered holder to present the Note to maker, shall not, in either case, effect the validity of the Conversion and following

828410.11
                                        3
delivery of such Conversion Notice the Conversion shall, in all cases, be deemed to have occurred and be effective on the applicable Payment Date and this Note shall be deemed to evidence the obligation to pay principal in an amount which gives effect to such conversion.

         (b) When surrendered for Conversion, this Note shall, unless the shares of Common Stock issuable on Conversion are to be issued in the same name as the name in which this Note is then registered, be duly endorsed by, or accompanied by instruments of transfer in form satisfactory to Maker duly executed by Payee or such other registered holder, or their respective duly authorized attorney. As promptly as practicable following the applicable Payment Date, Maker shall deliver, or cause to be delivered, to Payee or to such other registered holder, or on such party's written order, a certificate or certificates for the number of full shares issuable upon the conversion of this Note, or a portion hereof, in accordance with the provisions hereof and, if applicable, a check in lieu of any fractional shares. Upon Conversion of all or any portion of this Note, the registered holder may be required to execute and deliver to the issuer an instrument, in form satisfactory to the issuer, representing that the shares issuable upon conversion hereof are being acquired for investment and not with a view to distribution within the meaning of the Act, together with such other certifications and agreements as Maker shall reasonably request.

         (c) Questron  Technology  covenants  and agrees to file a  registration statement covering the resale of any Conversion Shares (the "Shelf Registration") and to use its best efforts to cause such registration statement to become effective prior to the issuance of the Conversion Shares. Questron shall use its best efforts to maintain the effectiveness of the Shelf Registration until such time as the Seller has sold all of its Conversion Share or such shares are eligible for resale pursuant Rule 144 of the Act, without limitation. Prior to such time as the applicable Conversion Shares are so registered, such shares shall be restricted securities under the Act, will not have been registered under the Act and may not be sold or transferred absent such registration or unless an exception from registration is available and the certificates evidencing such shares shall bear an appropriate legend restricting transfers under the Act. In connection with such registration, Payee or such other permitted holder of such shares, shall provide to Questron Technology such information, and execute and deliver such certificates and other agreements, as it may reasonably request.

         6. Mandatory Repayment. (a) To the extent that on any Interest Payment Date or Payment Date, the Available Amount exceeds the scheduled principal payment amount and/or interest payment amount (including, without limitation, accrued Interest Deficiency Amounts) due and owing on such date, such excess Available Amount shall be used to prepay this Note, in whole, if sufficient, or otherwise in part, without premium or penalty.

         (b) In addition, in the event that (i) Maker, Questron Technology or QOC consummates (i) a registered public offering of equity securities after the date hereof (an "Offering"), and (ii) Maker, Questron Technology or QOC consummates a public or Rule 144A or Regulation D (or their respective successors) private offering of debt securities after the date hereof for the purpose of acquiring assets or refinancing indebtedness and "excess proceeds" are realized therefrom (a "Debt Offering"), Maker shall apply, and Questron Technology shall cause to be applied, the net proceeds from such Offering or "excess proceeds" from such Debt Offering, as the case may be, to prepay, in whole, if sufficient , or otherwise in part, outstanding principal and accrued and unpaid interest under this Note, without penalty or premium. As used herein "excess proceeds", means the net proceeds to the applicable company after the application of proceeds in connection with any acquisition(s) or refinancing, and the

828410.11
                                        4
payment of related transaction costs. Any partial prepayments of principal shall be applied to installments of principal in the order of their maturity.

         7. Prepayment. Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in the order of their maturity. Any mandatory or voluntary prepayment on this Note shall be applied first to accrued and unpaid interest on this Note then to the principal.

         8. No Guarantees. Neither Questron Technology, nor any affiliate or subsidiary thereof, or any other person or entity has guaranteed the performance by Maker or Questron Technology, as the case may be, of their respective obligations under this Note or the transactions contemplated hereby.

         9. Events of Default. (a) Upon the occurrence of any of the following events of default ("Events of Default"): (i) a Change of Control (as defined below) shall have occurred; (ii) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Maker or all or any substantial part of its properties and such petition or application is not dismissed within ninety (90) days after the date of its filing or Maker shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner; (iii) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or equity) is filed by Maker or for all or any part of its property; or (iv) Maker shall fail to pay (whether in cash or pursuant to a Conversion) as and when due (whether at stated maturity, by mandatory prepayment, acceleration or otherwise) any principal on this Note when due and payable, or shall fail to pay interest on this Note within ten (10) Business Days after the same becomes due and payable or fails to make payment or otherwise perform on a timely basis any other obligation or covenant called by this Note for 30 days following the receipt by Maker of written notice thereof from Payee (unless Maker shall be diligently pursuing a remedy of such breach in which event the 30 day period referred to in this clause shall extend to 90 days); then, and in each and every such case, the holder hereof may by notice in writing to Maker declare all amounts owing hereunder to be due and payable, and they shall forthwith become due and payable without further action; provided, however, that Payee by written notice to Maker may waive any default or rescind and annul any such acceleration, but no such waiver or rescission and annulment shall extend to or affect any subsequent default or impair any right consequent thereon or any term, provision or covenant herein.

         (b) For purposes of this Note, "Change of Control" shall mean the occurrence of any of the following events: (i) any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the applicable entity specified below or any subsidiary or affiliate thereof or any stockholder (and such stockholder's affiliates) as of the date hereof and direct transferees thereof, becomes, after the date hereof, the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of the securities of Maker, QOC, or Questron Distribution

828410.11
                                        5

Logistics, Inc., representing 50.1% or more of the total voting power represented by such entity's then outstanding securities that vote generally in the election of directors ("Voting Securities"), (ii) the merger or consolidation of any such entity with any other corporation (other than an affiliate or subsidiary), other than a merger or consolidation in which the Voting Securities of any such entity outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least a majority of the total voting power of the surviving entity, or (iii) the sale (in one transaction) of all or substantially all of the assets of any such entity, other than to a subsidiary or affiliate of any such entity.

         10. Jurisdiction and Related Matters. (a) Maker and Payee irrevocably consent and submit to the non-exclusive jurisdiction of the State of Delaware and the United States District Court located in the city of Wilmington, Delaware and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Note or in any way connected with or related or incidental to this Note whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above.

         (b) Maker hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth below and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Payee's option, by service upon Maker in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Maker shall appear in answer to such process, failing which Maker shall be deemed in default and judgment may be entered by Payee against Maker for the amount of the claim and other relief requested.

         (c) The validity, interpretation and enforcement of this Note, shall be governed by the internal laws of the State of Delaware (without giving effect to principles of conflicts of law).

         (d) MAKER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS NOTE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. MAKER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT PAYEE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF ITS CONSENT TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

         11. Notice. All notices, requests and demands hereunder shall be in writing and (i) made to a party at the following addresses:

         To Borrower:

                  Questron Finance Corp.
                  c/o Questron Technology, Inc.
                  6400 Congress Avenue
                  Suite 200A

828410.11
                                        6

                   Boca Raton, Florida 33487
                   Attention:  Dominic A. Polimeni
                   Tel:       (561) 241-2866
                   Fax:       (561) 241-5251

                   with a copy to:

                   Battle Fowler LLP
                   Park Avenue Tower 75 East 55th Street
                   New York, New York 10022
                   Attention:  Luke P. Iovine, III, Esq.
                   Telephone: (212) 856-7000
                   Facsimile: (212) 856-7816

         To Payee:

                   [insert name]
                   [insert address]
                   Telephone:
                   Facsimile:

         with a copy to:

                    [to be provided]
                    Telephone:
                    Facsimile:
                    Attention:

or to such other address as either party may designate by written notice to the other in accordance with this provision, and (i) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         12. Amendments. No provision of the Note may be waived, modified, amended or discharged orally or otherwise, except by a writing duly executed by Maker and the holder hereof.

         13. Section Headings, Construction. (a) The headings of Sections and Subsections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.

         (b) All words used in this Note will be construed to be of such gender or number as

828410.11
                                        7
the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.


                                       QUESTRON FINANCE CORP.


                                       By:       _________________________
                                                 Name:
                                                 Title:

AGREED TO AND ACCEPTED  (solely with
respect to Sections  4(b)(B) and (C),
5(c) and 6(b) hereof and as of the
date first-above written):

QUESTRON TECHNOLOGY, INC.


By:   ________________________
      Name:
      Title:


828410.11
                                        8

                                 Exhibit 2.5(d)

                                                                   REVISED DRAFT

                              FORM OF SENIOR B NOTE


                                  SENIOR B NOTE


      NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS, AND NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED, UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.


                             QUESTRON FINANCE CORP.


$______________                                              New York, New York
                                                                 _____ __, 2000


         FOR VALUE RECEIVED, the undersigned, QUESTRON FINANCE CORP., a Delaware corporation ("Maker"), hereby promises to pay to the order of ___________________ ("Payee"), an individual residing at __________, __________, at such address or at such other location as Payee shall have specified (by not less than three (3) days' prior written notice to Maker), the principal amount of $___________, in accordance with the terms set forth below, in lawful money of the United States of America, together with interest on the unpaid principal balance from time to time outstanding, at such address and in such currency, in the manner provided below.

         1. Interest. Subject to Section 4 below, Maker promises to pay interest (calculated on the basis of a 365-day year) on the unpaid principal balance from time to time outstanding, together with any Interest Deficiency Amount (as defined in Section 4 below) from time to time outstanding hereunder, to the extent permitted by law, at the annual rate of 8.5% per annum, payable on a semi-annual basis (each, an "Interest Payment Period") in arrears on each April 10 and October 10, commencing April 10, 2001 (each, an "Interest Payment Date").

         2. Principal Amount. Subject to Section 4 below, the outstanding principal amount of this Note (the "Principal Amount") shall be due and payable on __________, 2002 (the "Principal Payment Date");

         3. Payments. Any and all payments of principal and interest in connection with this Note shall be made by certified check to Payee's address listed in Section 11 (Notice) below or at such other place as Payee or such other registered holder shall designate to Maker in writing or by wire transfer of immediately available funds to an account designated by Payee in writing. If the payment of principal

830267.10
                                        1
and interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the United States of America.

         4. Limitations on Certain Payments; Conversion. (a) To the extent that accrued and unpaid interest payable on any Interest Payment Date exceeds the Available Amount (as defined below) as of such date (such difference being referred to herein as the "Interest Deficiency Amount"), Maker shall defer payment of that Interest Deficiency Amount to the earlier of (i) the Principal Payment Date or (ii) the next succeeding Interest Payment Date, at which there exists Available Amount sufficient in amount to make such interest payment, or any portion thereof.

         (b) To the extent that the face amount of the scheduled principal payment, at the Principal Payment Date, exceeds the difference between (i) the Available Amount (as defined below) less (ii) the interest paid, or to be paid, to Payee at any corresponding Interest Payment Date (together with the aggregate amount of any Interest Deficiency Amounts in respect of any prior Interest Payment Periods, "Accrued Interest"), then:

   (A) on the Principal Payment Date, Maker shall pay Payee, in the manner provided herein, that portion of the required principal payment which is equal to the difference between the Available Amount less the Accrued Interest (the "Mandatory Principal Payment"); and

   (B) on the Principal Payment Date, that portion of the outstanding principal amount of this Note equal to the difference between the then scheduled principal payment and the Mandatory Principal Payment (such difference being referred to herein as a "Conversion Amount"), together with any accrued Interest Deficiency Amounts that remain unpaid pursuant to Section 4(a) above, shall be deemed converted on the Principal Payment Date (the "Conversion"), in the manner provided in
         Section 5 below, into such number of fully paid and non-assessable shares of common stock, par value $0.001 per share (the "Common Stock"), of Questron Technology, Inc., a Delaware corporation and the parent corporation of Maker ("Questron Technology"), as shall be obtained by dividing the Conversion Amount, plus the amount of any such accrued and unpaid Interest Deficiency Amounts, by the Conversion Price (as defined below) (the "Conversion Shares"). The "Conversion Price" shall mean the average closing market price per share of Common Stock for the twenty (20) trading days ending on the seventh (7th) trading day preceding the Principal Payment Date, as reported by the Wall Street Journal.

         (c) For purposes of this Note, "Available Amount" shall mean, subject to the next succeeding sentence, the dollar amount which is equal to fifty percent (50%) of the reported consolidated net income of Questron Technology and its subsidiaries (after adjustment to exclude the operating results of Maker) for the twelve month period ended on the date of the most recent financial statements of Questron Technology, as reflected in the most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, of Questron Technology preceding the applicable payment date, provided, however, that the Available Amount shall be deemed to be zero in the event that Questron Operating Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Maker ("QOC"), is prohibited, pursuant to the terms and conditions of its instruments for borrowed money, from

830267.10
                                        2
distributing or dividending funds to Maker on the applicable payment date. By acceptance of this Note, Payee acknowledges that this Note is one of a series of Senior B Notes of Maker and that Maker is concurrently issuing to certain holders a series of Senior A Notes, and agrees that scheduled, required payments of any Available Amounts to holders of Senior B Notes and/or Senior A Notes, as the case may be, and any payments required pursuant to Section 6 below, shall be made pro rata to all such holders to the extent any such payments are concurrently scheduled or required to be made, based on the original principal amounts of each respective Senior B Note and/or Senior A Note, as the case may be, and that as used herein, the term Available Amount refers only to the pro rata portion thereof relating to this Note.

         5. Conversion Procedures; Registration. (a) If a Conversion is to occur on the Principal Payment Date, Maker shall cause a notice of conversion (each a "Conversion Notice") to be delivered to Payee at Payee's address appearing in
Section 11 (Notice) below or to such other registered holder at such other place as such other registered holder shall designate to Maker in writing specifying the Principal Amount, Conversion Price and number of Conversion Shares, no later than five (5) days prior to the Principal Payment Date upon which any such conversion shall occur. Promptly upon receipt of a Conversion Notice, Payee or such other registered holder shall (x) surrender this Note for cancellation, and
(y) deliver to Maker a written statement specifying the name or names (with address) in which the Conversion Shares which shall be issuable on such Conversion shall be issued (provided, however, that Conversion Shares will be issued in the name of Payee unless otherwise specified as provided herein). The failure by Payee to so surrender the Note, or the failure by Payee or such other registered holder to present the Note to Maker, shall not, in either case, effect the validity of the Conversion and following delivery of such Conversion Notice the Conversion shall, in all cases, be deemed to have occurred and be effective on the Principal Payment Date and this Note shall be deemed to evidence the obligation to issue the Conversion Shares.

         (b) When surrendered for Conversion, this Note shall, unless the shares of Common Stock issuable on Conversion are to be issued in the same name as the name in which this Note is then registered, be duly endorsed by, or accompanied by instruments of transfer in form satisfactory to Maker duly executed by Payee or such other registered holder, or their respective duly authorized attorney. As promptly as practicable following the Principal Payment Date, Maker shall deliver, or cause to be delivered, to Payee or to such other registered holder, or on such party's written order, a certificate or certificates for the number of full shares issuable upon the conversion of this Note, or a portion hereof, in accordance with the provisions hereof and, if applicable, a check in lieu of any fractional shares. Upon Conversion of all or any portion of this Note, the registered holder may be required to execute and deliver to the issuer an instrument, in form satisfactory to the issuer, representing that the shares issuable upon conversion hereof are being acquired for investment and not with a view to distribution within the meaning of the Act, together with such other certifications and agreements as Maker shall reasonably request.

         (c) Questron  Technology  covenants  and agrees to file a  registration statement covering the resale of any Conversion Shares (the "Shelf Registration") and to use its best efforts to cause such registration statement to become effective prior to the issuance of the Conversion Shares. Questron shall use its best efforts to maintain the effectiveness of the Shelf Registration until such time as the Seller has sold all of its Conversion Share or such shares are eligible for resale pursuant Rule 144 of the Act, without limitation. Prior to such time as the applicable Conversion Shares are so registered, such shares shall be restricted securities under the Act, will not have been registered under the Act and may not be sold or transferred absent such registration or unless an exception from registration is available and the

830267.10
                                        3
certificates evidencing such shares shall bear an appropriate legend restricting transfers under the Act. In connection with such registration, Payee or such other permitted holder of such shares, shall provide to Questron Technology such information, and execute and deliver such certificates and other agreements, as it may reasonably request.

         6. Mandatory Repayment. (a) To the extent that on any Interest Payment Date or on the Principal Payment Date, the Available Amount exceeds the scheduled principal payment amount and/or interest payment amount (including, without limitation, accrued Interest Deficiency Amounts) due and owing on such date, such excess Available Amount shall be used to prepay this Note, in whole, if sufficient, or otherwise in part, without premium or penalty.

         (b) In addition, in the event that (i) Maker, Questron Technology or QOC consummates (i) a registered public offering of equity securities after the date hereof (an "Offering"), and (ii) Maker, Questron Technology or QOC consummates a public or Rule 144A or Regulation D (or their respective successors) private offering of debt securities after the date hereof for the purpose of acquiring assets or refinancing indebtedness and "excess proceeds" are realized therefrom (a "Debt Offering"), Maker shall apply, and Questron Technology shall cause to be applied, the net proceeds from such Offering or "excess proceeds" from such Debt Offering, as the case may be, to prepay, in whole, if sufficient , or otherwise in part, outstanding principal and accrued and unpaid interest under this Note, without penalty or premium. As used herein "excess proceeds", means the net proceeds to the applicable company after the application of proceeds in connection with any acquisition(s) or refinancing, and the payment of related transaction costs. Any partial prepayments of principal shall be applied to installments of principal in the order of their maturity.

         7. Prepayment. Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any voluntary prepayment on this Note shall be applied first to accrued and unpaid interest on this Note then to the principal.

         8. No Guarantees. Neither Questron Technology, nor any affiliate or subsidiary thereof, or any other person or entity has guaranteed the performance by Maker or Questron Technology, as the case may be, of their respective obligations under this Note or the transactions contemplated hereby.

         9. Events of Default. (a) Upon the occurrence of any of the following events of default ("Events of Default"): (i) a Change of Control (as defined below) shall have occurred; (ii) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Maker or all or any substantial part of its properties and such petition or application is not dismissed within ninety (90) days after the date of its filing or Maker shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner; (iii) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or equity) is filed by Maker or for all or any part of its property; or (iv) Maker shall fail to pay (whether in cash or pursuant to a Conversion) as and when due (whether at stated maturity, by

830267.10
                                        4
mandatory prepayment, acceleration or otherwise) any principal on this Note when due or interest on this Note within ten (10) Business Days after the same becomes due and payable or fails to make payment or otherwise perform on a timely basis any other obligation or covenant called by this Note for thirty
(30) days following the receipt by Maker of written notice thereof from Payee (unless Maker shall be diligently pursuing a remedy of such breach in which event the thirty (30) day period referred to in this clause shall extend to ninety (90) days); then, and in each and every such case, the holder hereof may by notice in writing to Maker declare all amounts owing hereunder due and payable, and they shall forthwith become due and payable without further action; provided, however, that Payee by written notice to Maker may waive any default or rescind and annul any such acceleration, but no such waiver or rescission and annulment shall extend to or affect any subsequent default or impair any right consequent thereon or any term, provision or covenant herein.

         (b) For purposes of this Note, "Change of Control" shall mean the occurrence of any of the following events: (i) any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the applicable entity specified below or any subsidiary or affiliate thereof or any stockholder (and such stockholder's affiliates) as of the date hereof and direct transferees thereof, becomes, after the date hereof, the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of the securities of Maker, QOC or Questron Distribution Logistics, Inc., representing 50.1% or more of the total voting power represented by such entity's then outstanding securities that vote generally in the election of directors ("Voting Securities"), (ii) the merger or consolidation of any such entity with any other corporation (other than an affiliate or subsidiary), other than a merger or consolidation in which the Voting Securities of any such entity outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least a majority of the total voting power of the surviving entity, or (iii) the sale (in one transaction) of all or substantially all of the assets of any such entity, other than to a subsidiary or affiliate of any such entity.

         10. Jurisdiction and Related Matters. (a) Maker and Payee irrevocably consent and submit to the non-exclusive jurisdiction of the State of Delaware and the United States District Court located in the city of Wilmington, Delaware and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Note or in any way connected with or related or incidental to this Note whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above.

         (b) Maker hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth below and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Payee's option, by service upon Maker in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Maker shall appear in answer to such process, failing which Maker shall be deemed in default and judgment may be entered by Payee against Maker for the amount of the claim and other relief requested.

         (c) The validity, interpretation and enforcement of this Note, shall be governed by the internal laws of the State of Delaware (without giving effect to principles of conflicts of law).


830267.10

         (d) MAKER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS NOTE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. MAKER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT PAYEE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF ITS CONSENT TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

         11. Notice. All notices, requests and demands hereunder shall be in writing and (i) made to a party at the following addresses:

         To Borrower:

                Questron Finance Corp.
                c/o Questron Technology, Inc.
                6400 Congress Avenue
                Suite 200A
                Boca Raton, Florida 33487
                Attention:  Dominic A. Polimeni
                Tel:       (561) 241-2866
                Fax:       (561) 241-5251

                with a copy to:

                Battle Fowler LLP
                Park Avenue Tower 75 East 55th Street
                New York, New York 10022
                Attention:  Luke P. Iovine, III, Esq.
                Telephone: (212) 856-7000
                Facsimile: (212) 856-7816

         To Payee:

                [insert name]
                [insert address]
                Telephone:
                Facsimile:

         with a copy to:

                [to be provided]
                Telephone:
                Facsimile:
                Attention:


830267.10
or to such other address as either party may designate by written notice to the other in accordance with this provision, and (i) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         12. Amendments. No provision of the Note may be waived, modified, amended or discharged orally or otherwise, except by a writing duly executed by Maker and the holder hereof.

         13. Section Headings, Construction. (a) The headings of Sections and Subsections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.

         (b) All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

                                            QUESTRON FINANCE CORP.


                                            By:       _________________________
                                                      Name:
                                                      Title:


AGREED TO AND ACCEPTED (solely with
respect to Sections  4(b)(B), 5(c)
and 6(b) hereof and as of the date
first-above written):

QUESTRON TECHNOLOGY, INC.


By:   __________________________
      Name:
      Title:

830267.10